Exhibit 10.26

AMENDMENT TO LEASES

This Amendment to Leases (the “Amendment”) is made and entered into as of March 13, 2020, by and between Daniel Island Executive Center, LLC and DIEC II, LLC (herein “Lessors”) and Benefitfocus.com, Inc. (herein “Lessee”).  The Lessors and Lessee may be referred to herein collectively as the “Parties” and either one of them may be referred to herein as a “Party”.

WHEREAS, Daniel Island Executive Center and Lessee entered into those certain Lease Agreements dated May 31, 2005 and January 1, 2009, and DIEC II and Lessee entered into that certain Lease Agreement dated December 13, 2013 (as amended, each a “Lease” and collectively the “Leases”), pursuant to which Lessors leased to Lessee and Lessee leased from Lessors three office buildings on Daniel Island in Charleston, South Carolina; and

WHEREAS, Lessors and Lessee now to desire to amend the Leases.

NOW THEREFORE, in consideration for the following, the Parties agree as follows:

1.	Promptly after execution hereof by the Parties, Lessee will make the cash payments to the Lessors set forth on Schedule 1 hereto.
2.

In exchange for those payments, Lessors agree that Lessee will not be required to pay rent under the Leases to Lessors for the months set forth on Schedule 1, which represent a significant savings to Lessee.

*All other provisions of the Lease remain in full force and affect.

SIGNATURE PAGE TO FOLLOW

Lessors: Daniel Island Executive Center LLC
By: /s/ Peter Cuneo
Print Name: Peter Cuneo
Its: Managing Director

DIEC II, LLC
By: /s/ Peter Cuneo
Print Name: Peter Cuneo
Its: Managing Director

Lessee: Benefitfocus.com, Inc.
By: /s/ Stephen Swad
Print Name: Stephen Swad
Its: Chief Financial Officer